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                                                                     Exhibit 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  GENUITY INC.

     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the undersigned, being the President of Genuity Inc., does certify:

     1. The name of the corporation is Genuity Inc. The corporation was originally incorporated under the name of GTE Internetworking Incorporated. The date of filing of the original certificate of incorporation was September 11, 1997.

     2. The text of the certificate of incorporation, as amended, is hereby amended and restated in its entirety to read as follows:

     FIRST: NAME: The name of the corporation is Genuity Inc. (hereinafter referred to as the "CORPORATION").

     SECOND: REGISTERED OFFICE AND AGENT: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: PURPOSE: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     FOURTH: AUTHORIZED CAPITAL: The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 2,471,000,000 shares, consisting of (i) 1,600,000,000 shares, par value $0.01 per share, designated as "Class A Common Stock," (ii) 21,000,000 shares, par value $0.01 per share, designated as "Class B Common Stock," (iii) 800,000,000 shares, par value $0.01 per share, designated as "Class C Common Stock" and (iv) 50,000,000 shares, par value $0.01 per share, designated as "Preferred Stock." Upon the effectiveness of this Amended and Restated Certificate of Incorporation under the DGCL, all of the shares of the Corporation's common stock, par value $1.00 per share, issued and outstanding immediately prior to such effectiveness shall be deemed automatically reclassified into 18,256,000 shares of Class B Common Stock.

     The following is a statement of the powers, privileges and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.
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      A.  DEFINITIONS.  For purposes of this Article:

      1. "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date that this Amended and Restated Certificate of Incorporation of the Corporation first becomes effective under the DGCL.

      2. "AS CONVERTED BASIS" means, with respect to any calculation, that all shares of Class B Common Stock outstanding at the time of such calculation shall be deemed converted into shares of Class A Common Stock pursuant to paragraph D.7(a)(ii) of this Article except (a) shares of Class B Common Stock Owned by GTE or its Affiliates as to which the Corporation requests that GTE furnish a certificate to the effect that, under the FCC Order, there is a reasonable probability that such shares may in the future be convertible under such paragraph D.7(a)(ii) of this Article, and GTE fails to furnish such certificate and (b) shares of Class B Common Stock Owned by Persons other than GTE or its Affiliates which, when originally transferred by GTE or its Affiliates, were required to be transferred pursuant to an agreement to which the Corporation is a party limiting the transferee's (and its successors' and assigns') rights to convert such shares to conversion under paragraph D.7(a)(i) of this Article. For the purposes of any such calculation, shares of Class B Common Stock described in clauses (a) and (b) of the preceding sentence shall be deemed converted into shares of Class A Common Stock pursuant to paragraph D.7(a)(i) of this Article.

      3. A Person shall be deemed the "BENEFICIAL OWNER" of, shall be deemed to "BENEFICIALLY OWN", and shall be deemed to have "BENEFICIAL OWNERSHIP" of, shares of Class A Common Stock of which such Person is a "beneficial owner" as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date that this Amended and Restated Certificate of Incorporation first becomes effective under the DGCL; provided that (a) no director or officer of the Corporation (nor any Affiliate of any such director or officer) shall, solely by reason of the status of such director or officer as such, be deemed the "Beneficial Owner" of or to "Beneficially Own" or to have "Beneficial Ownership" of any shares of Class A Common Stock that are Beneficially Owned by any other such director or officer; and (b) no Person shall be deemed the "Beneficial Owner" of or to "Beneficially Own" or to have "Beneficial Ownership" of any shares of Class A Common Stock held in any voting trust, employee stock ownership plan or similar plan or trust if such Person does not possess the right to vote, to direct the voting of, or to be consulted with respect to the voting of, such shares.

      4. "COMMON STOCK" shall mean the Class A Common Stock, Class B Common Stock and Class C Common Stock.

      5. "CONVERSION RATIO" shall mean 43.82120946, provided that (a) if the number of outstanding shares of Class B Common Stock is adjusted from 18,256,000 to some other number pursuant to paragraph D.1 or paragraph D.2 of this Article, then the Conversion Ratio shall be recomputed to equal a fraction, the numerator of which is 800,000,000 and the denominator of which is the number of shares of Class B Common Stock then outstanding (after giving effect to the combination or subdivision of any shares of Class B Common Stock pursuant to paragraph D.1 or paragraph D.2 of this Article) and (b) the Conversion Ratio shall be recomputed from time to time as required by paragraph D.7(c) of this Article.

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      6.  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      7. "FCC ORDER" shall mean the order of the Federal Communications Commission issued on June 16, 2000 in connection with the merger of GTE Corporation and Bell Atlantic Corporation.

      8. "INITIAL PUBLIC OFFERING" shall mean the initial public offering of the shares of Class A Common Stock pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended.

      9. "OWN," "OWNS" or "OWNED" shall mean, with respect to any shares of Common Stock, the possession of the economic benefits and burdens thereof.

      10. "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust, association, or any other entity and, for the purposes of paragraph C.2 of this Article, shall also mean a "group" within the meaning of Section 13 of the Exchange Act.

      11. "TEN PERCENT REMAINDER" means, at any date, a number equal to the amount by which (a) the quotient obtained by dividing (i) the aggregate number of shares of Class A Common Stock and shares of Class C Common Stock outstanding immediately prior to such date (exclusive of any such shares theretofore issued upon conversion of shares of Class B Common Stock in one or more Percentage Driven Conversions (appropriately adjusted to take account of stock distributions, splits and like transactions)) by (ii) 9.00 exceeds (b) the aggregate number of shares of Class A Common Stock theretofore issued upon conversion of shares of Class B Common Stock in one or more Percentage Driven Conversions (appropriately adjusted to take account of stock distributions, splits and like transactions).

     B. PROVISIONS COMMON TO EACH CLASS OF COMMON STOCK.

     1. General. Except as may otherwise be required by law or as otherwise provided in this Amended and Restated Certificate of Incorporation, the Class A Common Stock, Class B Common Stock and Class C Common Stock are identical in all respects and shall entitle the holders thereof to the same rights and privileges.

     2. Voting. Holders of shares of Common Stock shall not be entitled to cumulate their votes in the election of directors.

     3. Dividends and Distributions. Subject to the rights of the holders of Preferred Stock, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to receive at the same rate (without priority or preference of any kind), when, as and if declared by the board of directors of the Corporation, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock or otherwise. In the case of dividends or distributions payable in shares of Common Stock, only

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shares of Class A Common Stock shall be distributed on Class A Common Stock, only shares of Class B Common Stock shall be distributed on Class B Common Stock and only shares of Class C Common Stock shall be distributed on Class C Common Stock. Other than as set forth below in paragraphs D.1 and D.2 of this Article, in no event shall the shares of Class A Common Stock, Class B Common Stock or Class C Common Stock be subdivided, reclassified or combined in any manner unless each other class of Common Stock is subdivided, reclassified or combined in the same proportion.

     4. Liquidation. Subject to the rights of holders of Preferred Stock, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to share ratably (without priority or preference of any kind) on a per share basis in all assets of the Corporation available for distribution to its stockholders.

     5. Mergers and Other Business Combinations. Except as may otherwise be required by law or as otherwise provided in this Amended and Restated Certificate of Incorporation, if the Corporation, in a single transaction or through a series of related transactions, merges, consolidates or amalgamates with or into any other Person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another Person (a "FUNDAMENTAL TRANSACTION"), and the shares of Common Stock are exchanged for or converted into securities, the right to receive cash or the right to receive any other property in such Fundamental Transaction, the holders of each class of Common Stock shall be entitled to receive an equal per share amount of the securities, cash, or other property, as the case may be, for which or into which each share of any other class of Common Stock is exchanged or converted.

     6. No Action by Written Consent. Any action required or permitted to be taken by the holders of Common Stock must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided however that any action required or permitted to be taken under any provision of the DGCL or this Amended and Restated Certificate of Incorporation by the holders of the Class B Common Stock, voting separately as a class, may be effected by the consent in writing of such holders.

     C.  PROVISIONS RELATING TO CLASS A COMMON STOCK.

     1. Voting Rights. Except as may otherwise be required by law or as otherwise provided in this Amended and Restated Certificate of Incorporation, the holders of Class A Common Stock (a) shall be entitled to one vote for each share of Class A Common Stock on all matters submitted to a vote of the stockholders of the Corporation and (b) shall vote with the holders of Class B Common Stock and Class C Common Stock on all such matters, together as a single class.

     2.  Special Limitation on Voting Rights.

         (a) Subject to paragraph (d) below, for so long as at least 50% of the shares of Class B Common Stock (subject to adjustment for any stock split, reverse stock

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     split, dividend or distribution of Class B Common Stock, subdivision or combination of the outstanding shares of Class B Common Stock, whether by reclassification or otherwise, or other similar event affecting the Class B Common Stock) outstanding on the closing date of the Initial Public Offering (including, for this purpose, any shares of Class B Common Stock issued pursuant to paragraphs D.1 and D.2 of this Article) remain outstanding, no Person (a "VOTING LIMIT PERSON") Beneficially Owning more than 20% (the "VOTING LIMIT") of the outstanding shares of Class A Common Stock shall be entitled to vote any shares of Class A Common Stock Beneficially Owned in excess of the Voting Limit. Shares of Class A Common Stock Beneficially Owned by a Voting Limit Person in excess of the Voting Limit are referred to herein as "EXCESS SHARES" and the votes attributable to Excess Shares are referred to herein as "EXCESS VOTES".

         (b) Subject to paragraph (d) below, with respect to any matter voted upon by the holders of the Class A Common Stock, whether as a single class or together with other classes of capital stock of the Corporation, Excess Votes shall be automatically apportioned among the holders of shares of Class A Common Stock not Beneficially Owned by Voting Limit Persons (the "INCREASED VOTE HOLDERS"), such that each Increased Vote Holder shall be entitled to cast votes per share of Class A Common Stock held by such Increased Vote Holder equal to the sum (calculated to the nearest five decimal places) of (i) one and (ii) the quotient obtained by dividing (1) the total number of Excess Shares by (2) the total number of shares of Class A Common Stock then outstanding less the total number of shares of Class A Common Stock Beneficially Owned by Voting Limit Persons. If the apportionment of the Excess Votes pursuant to the preceding sentence would vest in any Person the power to control more than 20% of the total voting power of the outstanding shares of Class A Common Stock (such votes in excess of such 20%, the "APPORTIONED EXCESS VOTES"), the Apportioned Excess Votes shall be apportioned among the holders of shares of Class A Common Stock not Beneficially Owned by such Person or any Voting Limit Person, until the votes can no longer be apportioned such that no Person is entitled to cast Apportioned Excess Votes, in which event the Apportioned Excess Votes shall be apportioned equally among all holders of Class A Common Stock.

         (c) If, but for the operation of paragraph (b) above, a Person which is a "group" (within the meaning of Section 13 of the Exchange Act) would be entitled to cast Excess Votes or Apportioned Excess Votes, then the Excess Votes or Apportioned Excess Votes, as the case may be, that are apportioned among the holders of other shares of Class A Common Stock pursuant to paragraph (b) shall be allocated from the members of the group on a pro rata basis.

         (d) For the purpose of calculating whether the Beneficial Ownership of Class A Common Stock by a Person exceeds the Voting Limit, shares of Class A Common Stock acquired or which may be acquired by such Person as a result of the conversion of shares of Class B Common Stock or Class C Common Stock by such Person shall be deemed not to be Beneficially Owned by such Person. For the purpose of calculating whether the apportionment of Excess Votes to any Person creates Apportioned Excess Votes, shares of Class A Common Stock acquired or which may be acquired by such Person as a result of the conversion of shares of Class B Common Stock or Class C Common Stock by such Person shall be deemed not to be Beneficially Owned by such Person.

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         (e)  The Corporation may by notice in writing require a Person that has filed, or in the reasonable judgment of the board of directors of the Corporation after consultation with legal counsel, was required by law to have filed, a Schedule 13D or Schedule 13G (or any successor schedules or forms) under the Exchange Act with respect to shares of Class A Common Stock, to certify the number of shares of Class A Common Stock owned of record or Beneficially Owned by such Person, and such further information as the Corporation may reasonably require in order to implement the provisions of this Article. In the event that any Person fails to provide within ten business days of receipt of such notice the certification or other information to which the Corporation is entitled pursuant to this paragraph (e), the Corporation in its sole discretion may presume that any portion of the Class A Common Stock Beneficially Owned by such Person constitutes Excess Shares.

         (f) The board of directors of the Corporation shall have the power to construe and apply the provisions of this Article and to make all determinations necessary or desirable to implement such provisions, including but not limited to: (i) whether a Person "controls", is "controlled by" or is "under common control with" another Person; (ii) the number of shares of Class A Common Stock that are Beneficially Owned by any Person; (iii) whether a Person is an Affiliate of another Person; (iv) whether a Person has an agreement, arrangement or understanding with another Person as to the matters referred to in the definition of Beneficial Ownership; (v) whether a Person has obtained Class A Common Stock upon conversion of Class B Common Stock or Class C Common Stock; (vi) the application of any other definition of this Amended and Restated Certificate of Incorporation to the given facts; and (vii) any other matter relating to the applicability or effect of this Article.

         (g) With respect to any vote of the stockholders of the Corporation, the board of directors of the Corporation shall have the power to certify by resolution that the Excess Votes or Apportioned Excess Votes have been properly apportioned pursuant to the terms of this Amended and Restated Certificate of Incorporation or that no apportionment is required by the terms hereof, and the result of any such vote of the stockholders so certified by the board of directors of the Corporation shall be conclusive and binding upon the Corporation and its stockholders.

     D.  PROVISIONS RELATING TO CLASS B COMMON STOCK.

     1. Combination or Subdivision of Shares of Class B Common Stock Upon Consummation of Initial Public Offering. Simultaneously with the closing of the Initial Public Offering, all of the outstanding shares of Class B Common Stock shall automatically be combined or subdivided, as applicable, such that immediately after such combination or subdivision the number of shares of Class B Common Stock issued and outstanding shall be equal to the product of (a) 0.095 and (b) the sum of (i) the number of shares of Class A Common Stock issued and outstanding immediately after the closing of the Initial Public Offering (including, in the event that the closing of the exercise of the underwriters over-allotment option occurs simultaneously with the closing of the Initial Public Offering, any shares of Class A Common Stock issued pursuant to such over-allotment option) and (ii) the number of shares of Class B Common Stock issued and outstanding immediately after such combination or subdivision, as the case may be.

      2. Issuance of Class B Common Stock upon Exercise of Underwriters' Over-allotment Option. In the event that the underwriters of the Initial Public Offering exercise, in whole or in part, the over-allotment option relating to the Initial Public Offering, all of the outstanding shares of Class B Common Stock shall automatically be subdivided such that immediately after such subdivision and the issuance of shares of Class A Common Stock pursuant to the over-allotment option, the number of shares of Class B Common Stock issued and outstanding shall be equal to the product of (a) 0.095 and (b) the sum of (i) the number of shares of Class A Common Stock issued and outstanding immediately after the closing of the exercise of the over-allotment option and (ii) the number of shares of Class B Common Stock issued and outstanding immediately after the subdivision of shares of Class B Common Stock pursuant to this paragraph D.2; provided that if the closing of the exercise of the over-allotment option occurs simultaneously with the closing of the Initial Public Offering, the Corporation shall not subdivide the shares of Class B Common Stock pursuant to this paragraph D.2.

      3. Voting Rights. Except as may otherwise be required by law or as otherwise provided in this Amended and Restated Certificate of Incorporation, the holders of Class B Common Stock (a) shall be entitled to one vote for each share of Class B Common Stock on all matters submitted to a vote of the stockholders of the Corporation and (b) shall vote with the holders of Class A Common Stock and Class C Common Stock on all such matters, together as a single class.

      4.  Additional Class B Common Stock Voting Right.

          (a) In addition to any other rights provided by this Amended and Restated Certificate of Incorporation or by law and subject to paragraph
     (b) below, the affirmative vote of the holders of more than fifty percent of the then issued and outstanding shares of Class B Common Stock, voting separately as a class, shall be required to authorize:

               (i) Any amendment to (1) the bylaws of the Corporation (the "BYLAWS") that directly or indirectly affects the rights of the holders of the Class B Common Stock or (2) this Amended and Restated Certificate of Incorporation;

               (ii) Any merger, consolidation or sale, lease or other disposition of all or substantially all of the assets of the Corporation;

               (iii) Any filing or declaration of bankruptcy or liquidation by the Corporation;

               (iv) Any additional shares of capital stock of the Corporation;

               (v) Any material change in the nature or scope of the business of the Corporation; or

               (vi) Any action by the Corporation that would make it unlawful for a holder of Class B Common Stock to exercise its conversion rights under this Amended and Restated Certificate of Incorporation.

          (b) The class vote set forth in paragraph (a) of this paragraph D.4 shall not be required if at any time:

               (i) GTE Corporation (together with its subsidiaries and successors, "GTE") and its Affiliates collectively do not have the right to vote more than 50% of the then outstanding shares of Class B Common Stock; or

               (ii) The number of shares of Common Stock Owned by GTE and its Affiliates collectively would not constitute more than 10% of the then outstanding shares of Common Stock on an As Converted Basis; or

               (iii) Any Person and its Affiliates (other than GTE and its Affiliates) collectively Own more than 50% of the then outstanding shares of Class B Common Stock;

     provided that the class vote shall still be required if (1) GTE and its Affiliates have transferred shares of Class B Common Stock to any Person and its Affiliates (other than GTE and its Affiliates) that Owns and has the right to vote more than 50% of the then outstanding shares of Class B Common Stock and (2) the shares of Class B Common Stock outstanding at the time would constitute more than 50% of the then outstanding Common Stock on an As Converted Basis.

          5. Right to Elect Director. In addition to any other rights provided by law, for so long as any shares of Class B Common Stock are outstanding, the holders of the Class B Common Stock, voting separately as a class, shall be entitled to elect one director of the Corporation (the "CLASS B DIRECTOR"). The Class B Director may be removed during his or her term of office, either for or without cause, by, and only by, the affirmative vote of a majority of the then outstanding shares of Class B Common Stock. A vacancy in the board of directors of the Corporation with respect to the Class B Director shall be filled only by the vote of the holders of a majority of the then outstanding shares of Class B Common Stock.

          6. Mergers and Other Business Combinations. In any Fundamental Transaction, a holder of Class B Common Stock shall be entitled to receive, at its election, either (1) the securities, cash or other property such holder would have received immediately after the Fundamental Transaction if such holder had converted the shares of Class B Common Stock immediately before the effective date of the Fundamental Transaction or (2) a new security that (x) is convertible into the securities, cash or other property received in the Fundamental Transaction by the holders of the other classes of Common Stock and
(y) has substantially identical conversion, voting and other rights as the rights of the Class B Common Stock set forth in this Amended and Restated Certificate of Incorporation at the time of the Fundamental Transaction (it being understood that each holder of shares of Class B Common Stock shall be responsible for ensuring that its election under this paragraph C.6 is in compliance with the FCC Order).

          7.  Conversion.

              (a) The shares of Class B Common Stock shall be convertible, at any time and at the election of the holder thereof, pursuant to either clause (i) or (ii) below (it

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

     being understood that each holder of shares of Class B Common Stock shall be responsible for ensuring that its election under this paragraph C.7 is in compliance with the FCC Order):

         (i) Any shares of Class B Common Stock outstanding from time to time may be converted, in one or more conversion transactions (each a "PERCENTAGE DRIVEN CONVERSION"), into such number of fully paid and non-assessable shares of Class A Common Stock as is equal to the product of (1) the Ten Percent Remainder at the conversion date and (2) a fraction, (I) the numerator of which is the number of shares of Class B Common Stock being converted and (II) the denominator of which is the sum of (x) the number of shares of Class B Common Stock outstanding immediately prior to the conversion date and (y) the number of shares of Class B Common Stock that have theretofore been converted in one or more Ratio Driven Conversions (appropriately adjusted to take account of stock distributions, splits and like transactions); provided, however, that under no circumstances may any shares of Class B Common Stock be converted into a number of shares of Class A Common Stock in a Percentage Driven Conversion greater than the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted in a Ratio Driven Conversion consummated on the same date (determined without regard to whether the holder of the shares of Class B Common stock being converted could then effect a Ratio Driven Conversion).

         (ii) Any shares of Class B Common Stock outstanding from time to time may be converted in one or more conversion transactions (each a "RATIO DRIVEN CONVERSION"), into such number of fully paid and non-assessable shares of Class A Common Stock (or, if such shares of Class B Common Stock are held of record by GTE or its Affiliates, shares of Class A Common Stock or Class C Common stock, at such holder's election) as is equal to the product of (1) the Conversion Ratio in effect at the time of such Ratio Driven Conversion and (2) the number of shares of Class B Common Stock being converted in such Ratio Driven Conversion; provided, however, that no holder of shares of Class B Common Stock other than GTE or its Affiliates may effect a Ratio Driven Conversion unless, at the time such holder acquired such shares of Class B Common Stock, GTE or its Affiliates would have been permitted in connection with the transfer thereof or of shares received on a conversion thereof to effect a Ratio Driven Conversion.

              (b) Before any holder of Class B Common Stock shall be entitled to convert the same into shares of Class A Common Stock or Class C Common Stock, as the case may be, and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class B Common Stock, and shall given written notice to the Corporation at such office that such holder elects to convert the same into shares of Class A Common Stock or Class C Common Stock, as applicable. The Corporation shall, as soon as practicable after such delivery, issue and deliver at such office to such holder of Class B Common Stock, a certificate or certificates for the number of shares of Class A Common Stock or Class C Common Stock, as the case may be, to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted.

              (c) If the Corporation (1) pays a dividend or makes a distribution on its Class A Common Stock and/or Class C Common Stock in shares of its

     Common Stock, (2) subdivides or reclassifies its outstanding shares of Class A Common Stock and/or Class C Common Stock into a greater number of shares, (3) combines or reclassifies its outstanding shares of Class A Common Stock and/or Class C Common Stock into a smaller number of shares,
     (4) makes a distribution on its Class A Common Stock and/or Class C Common Stock in shares of its capital stock, or (5) issues by reclassification of its Common Stock any shares of its capital stock, then the Conversion Ratio in effect immediately prior to the event described in clauses (1) through
     (5) shall be proportionately adjusted so that the holder of any share of Class B Common Stock may receive on conversion thereof (and of any additional shares received in respect thereof in any simultaneous and related event of the type described in clauses (1) through (5) above with respect to the shares of Class B Common Stock) the aggregate number and kind of shares of capital stock of the Corporation which such holder would have held immediately following the event described in clauses (1) through
     (5) if such share of Class B Common Stock had been converted immediately prior to such event. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

              (d) Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Article, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Class B Common Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Class B Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments or readjustments, (ii) the Conversion Ratio at the time in effect, and (iii) the number of shares of Class A Common Stock or Class C Common Stock, as the case may be, which at the time would be received upon the conversion of such holder's shares of Class B Common Stock.

              (e) The Corporation shall not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Article and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of Class B Common Stock set forth in this Article against impairment.

              (f) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class C Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock and Class C Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock. If at any time the number of authorized but unissued shares of Class A Common Stock or Class C Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock and Class C Common Stock to such number of shares as shall be sufficient for such purpose.

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

              (g) No shares of Class B Common Stock which have been converted into shares of Class A Common Stock or Class C Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation.

     E. PROVISIONS RELATING TO CLASS C COMMON STOCK.

     1. Voting Rights. Except as may otherwise be required by law or as otherwise provided in this Amended and Restated Certificate of Incorporation, the holders of Class C Common Stock (a) shall be entitled to five votes for each share of Class C Common Stock on all matters submitted to a vote of the stockholders of the Corporation and (b) shall vote with the holders of Class A Common Stock and Class B Common Stock on all such matters, together as a single class.

     2.  Conversion.  The Class C Common Stock shall be convertible as follows:

              (a) Each share of Class C Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into one fully paid and nonassessable share of Class A Common Stock.

              (b) Each share of Class C Common Stock that is transferred by the original holder thereof (an "INITIAL TRANSFER") shall automatically be converted into one share of Class A Common Stock upon the earlier to occur of (i) any transfer of such share of Class C Common Stock (other than transfer to Affiliates) subsequent to the Initial Transfer and (ii) the first anniversary of the Initial Transfer.

               (c) Each issued and outstanding share of Class C Common Stock shall automatically be converted into one share of Class A Common Stock if at any time all of the issued and outstanding shares of Class C Common Stock, together with any shares of Class C Common Stock issuable upon conversion of then issued and outstanding Class B Common Stock, represent less than 10% of the number of issued and outstanding shares of Common Stock on an As Converted Basis.

     F. PROVISIONS RELATING TO PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors of the Corporation (authority to do so being hereby expressly vested in the board of directors) and such resolution or resolutions shall also set forth the number of shares, the voting powers, if any, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions, if any, of each such series of Preferred Stock.

     FIFTH: BOARD OF DIRECTORS: Except as otherwise provided in this Amended and Restated Certificate of Incorporation or in the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of one or more members. Directors need not be stockholders of the Corporation. The number of directors shall be fixed from time to time in the manner specified in the Bylaws. Subject to the

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

required vote of the holders of the Class B Common Stock set forth in paragraph
D.4 of Article Fourth hereof, the board of directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws.

     SIXTH:  INDEMNIFICATION:

     A. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN THIRD PARTY PROCEEDINGS. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the Corporation, or, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

     B. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN CORPORATE PROCEEDINGS. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation; provided, however, that, except as provided in this Article Sixth with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the board of directors of the Corporation; provided further, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     C. MANDATORY INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES. To the extent that an authorized representative or other employee or agent of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

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

     D. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification under paragraphs A, B or C of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative or other employee or agent is proper in the circumstances because such person has either met the applicable standard of conduct set forth in paragraph A or B of this Article or has been successful on the merits or otherwise as set forth in paragraph C of this Article and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

     1. by the board of directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such third party or corporate proceeding; or

     2. if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     3.  by the holders of the Common Stock.

     E. ADVANCING EXPENSES. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding and within 30 days of receipt by the secretary of the Corporation of (i) an application from such authorized representative setting forth the basis for such indemnification, and (ii) if required by law at the time such application is made, an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of any authorized representative to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance. Expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     F.  DEFINITIONS.  For purposes of this Article:

     1. "AUTHORIZED REPRESENTATIVE" shall mean any and all directors and officers of the Corporation and any person designated as an authorized representative by the board of directors of the Corporation or any officer of the Corporation to whom the board of directors of the Corporation has delegated the authority to make such designations (which "authorized representative" may, but need not, include any person serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise).

     2. "CORPORATION" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another

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

corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     3. "CORPORATE PROCEEDING" shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor and any investigative proceeding by the Corporation.

     4. "CRIMINAL THIRD PARTY PROCEEDING" shall include any action or investigation which could or does lead to a criminal third party proceeding.

     5.  "EXPENSES" shall include attorneys' fees and disbursements.

     6. "FINES" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

     7. actions "NOT OPPOSED TO THE BEST INTERESTS OF THE CORPORATION" shall include without limitation actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

     8.  "OTHER ENTERPRISES" shall include employee benefit plans.

     9.  "PARTY" shall include the giving of testimony or similar involvement.

     10. "SERVING AT THE REQUEST OF THE CORPORATION" shall include without limitation any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries.

     11. "THIRD PARTY PROCEEDING" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation.

     G. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

     H. SCOPE OF ARTICLE. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or

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

disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefits of the heirs, executors and administrators of such a person.

     I. RELIANCE ON PROVISIONS. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article. Any repeal or modification of the provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or benefit of a director existing at the time of such repeal or modification.

     J. SEVERABILITY. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each authorized representative of the Corporation as to expenses, judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated, by the DGCL or by any other applicable law.

     SEVENTH: LIMITATION OF LIABILITY: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or benefit of a director of the Corporation existing at the time of such repeal or modification.

     EIGHTH: AMENDMENT: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation; provided that with respect to any proposed amendment, alteration or change to this Amended and Restated Certificate of Incorporation, or repealing of any provision of this Amended and Restated Certificate of Incorporation, which would amend, alter or change the powers, preferences or special rights of the shares of any class of Common Stock so as to affect them adversely, the affirmative vote of not less than a majority of the outstanding shares of such class of Common Stock, voting separately as a class, shall be required in addition to the vote otherwise required.

          This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law. In lieu of a meeting and vote thereof of the stockholders, the stockholders of the Corporation adopted this Amended and Restated Certificate of Incorporation by written consent pursuant to Section 228 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this 23rd day of June, 2000.

                                    NAME:

                                    ----------------------------------------
                                    Name:  Paul R. Gudonis
                                    Title:  President

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